Exhibit 10.21
ALPHA AND OMEGA SEMICONDUCTOR LIMITED

2018 EMPLOYEE SHARE PURCHASE PLAN
(As amended and restated effective November 9, 2023)
I.PURPOSE OF THE PLAN
This 2018 Employee Share Purchase Plan is intended to promote the interests of Alpha and Omega Semiconductor Limited, a company incorporated and existing under the laws of the Islands of Bermuda, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company.
The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 for one or more specified offerings made under the Plan. The Company may, however, establish one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but are intended to comply with the tax, securities and other compliance requirements of, and obtain tax and other objectives in, the foreign jurisdictions in which those offerings are conducted in order to allow participants in such offerings to purchase shares in a manner similar to the Plan. Such offerings shall be separate from any offering designed to comply with the Code Section 423 requirements but may be conducted concurrently with any such offering.
The Plan shall serve as the successor to the Company’s Employee Share Purchase Plan (the “Predecessor Plan), and no additional offerings will commence under the Predecessor Plan on or after the Effective Date. All outstanding offerings under the Predecessor Plan, however, shall continue in effect in accordance with their terms, consistent with the Predecessor Plan.
Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.
II.ADMINISTRATION OF THE PLAN
The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423 or other applicable law. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.SHARES SUBJECT TO PLAN
A.The shares purchasable under the Plan shall be authorized but unissued or reacquired Common Shares, including Common Shares purchased on the open market. Subject to Section III.B, the number of Common Shares reserved for issuance over the term of the Plan shall not exceed Three Million Seven Hundred Thousand (3,700,000) shares.
B.Should any change be made to the Common Shares by reason of any share split, share dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary distribution (whether in cash, securities or other property) or other change affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, or should the value of the outstanding Common Shares be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits thereunder.
IV.OFFERING PERIODS
A.The Plan shall be implemented in one or more offerings. Offerings may be consecutive or overlapping. Each offering shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The terms and conditions of each offering may vary, and two or more offerings may run concurrently under the Plan, each with its own terms and conditions. In addition, special offerings may be established with respect to entities that are acquired by the Company (or any subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering contravene the express limitations and restrictions of the Plan, and to the extent required by Code Section 423, the Participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of Code Section 423(b)(5).
B.Common Shares shall be offered for purchase under each offering through a series of overlapping offering periods until such time as (i) the maximum number of Common Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
C.Each offering period shall be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the commencement date of such offering period. Until such time as otherwise determined by the Plan Administrator, offering periods will commence on May 15 and November 15 (or if such dates are not Trading Days, then the first Trading day immediately following such dates) and will be of a duration of approximately twenty-four (24) months.
D.Each offering period shall consist of one or more successive Purchase Intervals as determined by the Plan Administrator prior to the commencement of such offering period. Until such time as otherwise determined by the Plan Administrator, Purchase Intervals will commence on May 15 and November 15 each year (or if such dates are not Trading Days, then the first Trading Day immediately following such dates) and end on November 14 and May 14, respectively (or if such dates are not Trading Days, then the immediately preceding Trading Day).
E.Should the Fair Market Value per Common Share on any Purchase Date within a particular offering period be less than the Fair Market Value per Common Share on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of Common Shares on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing on the next business day following such Purchase Date, provided and only if the Fair Market Value per Common Share on the start date of that new offering period is lower than the Fair Market Value per Common Share on the start date of the offering period in which they were currently enrolled.
F.The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Company (or any subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and to the extent required by Code Section 423, the Participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of Code Section 423(b)(5).
V.ELIGIBILITY
A.Purchase rights may be granted under the Plan only to Employees of the Company or an Affiliate. Unless otherwise determined by the Plan Administrator for an offering, each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date. However, no Eligible Employee may participate in more than one offering period at any one time.
B.The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.
C.Except as otherwise provided in Section IV.E above, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete and timely submit the enrollment forms prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically completing and submitting the enrollment forms) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date. However, unless sooner enrolled in the Plan in accordance with the foregoing, any Participant enrolled in any offering period outstanding under the Predecessor Plan on the Effective Date shall automatically, following the completion of that offering period, be enrolled upon the same terms and conditions in effect for that offering period, including the authorized rate of payroll deduction, on the start date of the first offering period under the Plan thereafter that incorporates those same terms and conditions.
VI.PAYROLL DEDUCTIONS
A.The payroll deduction authorized by the Participant for purposes of acquiring Common Shares during an offering period may be any multiple of one percent (1%) of the Cash Earnings or Base Salary (as determined by the Plan Administrator prior to the start of the offering period) paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:
(i)The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. Unless otherwise determined by the Plan Administrator for an offering, the Participant may not, however, effect more than one (1) such reduction per Purchase Interval.
(ii)The Participant may, prior to the commencement of any new Purchase Interval within the offering period or prior to the start date of any new offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the maximum payroll deduction percentage in effect for that offering period) shall become effective on the start date of the first Purchase Interval or first offering period (if earlier) following the filing of such form.
(iii)The Participant may at any time reduce his or her rate of payroll deduction to 0%. Such reduction shall become effective as soon as administratively practicable following the filing of the appropriate form with the Plan Administrator. The Participant’s existing payroll deductions for the Purchase Interval in which such reduction occurs shall be applied to the purchase of Common Shares on the next scheduled Purchase Date.
B.Payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account unless otherwise required by applicable law. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes unless otherwise required by applicable law.
C.Payroll deductions (together with any permitted contributions) shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.
D.The Plan Administrator may permit Employees in one or more offerings to contribute to the Plan by means other than payroll deductions.
E.The Participant’s acquisition of Common Shares under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Shares on any subsequent Purchase Date, whether within the same or a different offering period.
VII.PURCHASE RIGHTS
A.Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the Participant’s Entry Date and shall provide the Participant with the right to purchase Common Shares, in a series of one or more successive installments during that offering period, upon the terms set forth below.
Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Affiliate.
B.Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and Common Shares shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions (or, to the extent applicable, his or her lump sum contribution) for the Purchase Interval ending on such Purchase Date to the purchase of whole Common Shares at the purchase price in effect for the Participant for that Purchase Date.
C.Purchase Price. The purchase price per share at which Common Shares will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be determined by the Plan Administrator and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per Common Share on the Participant’s Entry Date or (ii) the Fair Market Value per Common Share on that

Purchase Date. Unless such time as otherwise determined by the Plan Administrator the purchase price per share on any Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per Common Share on the Participant’s Entry Date or (ii) the Fair Market Value per Common Share on that Purchase Date.
D.Number of Purchasable Shares. The number of Common Shares purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date (or, to the extent applicable, his or her lump sum contributions) by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of Common Shares purchasable per Participant on any one Purchase Date within such offering period shall not exceed 875 shares and the maximum number of Common Shares purchasable in total by all Participants on any one Purchase Date within such offering period shall not exceed 300,000 shares, with each such limitation subject to periodic adjustments in the event of certain changes in the Company’s capitalization. The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date within that offering period.
E.Excess Payroll Deductions. Any payroll deductions (or contributions) not applied to the purchase of Common Shares on any Purchase Date because they are not sufficient to purchase a whole Common Share or by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.
F.Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional Common Shares on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions (or contributions) shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions (or contributions) shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions (or, to the extent applicable, contributions) shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.
G.Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:
(i)A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions (or contributions) shall be collected from the Participant with respect to that offering period. Any payroll deductions (or contributions) collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions (or contributions) collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.
(ii)The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.
H.Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:
(i)Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions (or, to the extent applicable, his or her lump sum contributions) for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.
(ii)However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions (or contributions) collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. Unless otherwise determined by the Plan Administrator for one or more offerings, in no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant has a right to reemployment with the Company (or an Affiliate) provided by statute or contract, his or her payroll deductions under the Plan shall automatically resume (and the Participant may resume contributions to the extent permitted) at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. Unless otherwise determined by the Plan Administrator for one or more offerings, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.
I.Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant (or, to the extent applicable, his or her lump sum contributions) for the Purchase Interval in which such Change in Control occurs to the purchase of whole Common Shares at the purchase price per share in effect for that Purchase Interval. However, any applicable limitation on the number of Common Shares purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of Common Shares purchasable in total by all Participants on any one Purchase Date.
The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and the Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.
J.Proration of Purchase Rights. Should the total number of Common Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Shares pro-rated to such individual, shall be refunded.
K.ESPP Brokerage Account. The Plan Administrator shall have the discretionary authority to require that the shares purchased on behalf of each Participant be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Brokerage Account, and any shares deposited in the Participant’s ESPP Broker Account must remain in that account until the earliest to occur of (i) the date those shares are to be sold or transferred by gift, (ii) the date on which the requisite holding period necessary to avoid a disqualifying disposition of those shares under the federal tax laws has been satisfied, or (iii) the date of the Participant’s death.
L.Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
M.Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

N.Withholding Taxes. The Company’s obligation to deliver shares upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all income, employment and payroll taxes, social insurance, social security, national insurance and other contributions, payment on account obligations or other payments required to be collected, withheld or accounted for in connection with the purchase right. The Company or appropriate Affiliate may, but shall not be obligated to, withhold from any compensation or other accounts payable to the Participant the amount necessary to satisfy such obligations.
VIII.ACCRUAL LIMITATIONS
A.No Participant shall be entitled to accrue rights to acquire Common Shares pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Shares accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee share purchase plans (within the meaning of Code Section 423) of the Company or any Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of shares of the Company or any Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.
B.For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:
(i)The right to acquire Common Shares under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.
(ii)No right to acquire Common Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Shares under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Shares (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.
C.If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions (or contributions) that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.
D.In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.EFFECTIVE DATE AND TERM OF THE PLAN
A.The Plan was adopted by the Board on October 3, 2018 and became effective on the Effective Date. The Plan was amended in 2021 to increase the share reserve by 1,070,000 shares and the Company’s shareholders approved the amendment at the 2021 Annual Shareholders Meeting. The Plan was further amended by the Board on or about September 20, 2023, subject to shareholder approval at the 2023 Annual Shareholders Meeting, to increase the share reserve by 1,200,000 shares.
B.Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) November 14, 2028, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions (or contributions) shall be collected, under the Plan following such termination.
X.AMENDMENT OF THE PLAN
A.The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.
B.In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of Common Shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization or (ii) modify the class of corporations that may be designated for participation in the Plan.
XI.GENERAL PROVISIONS
A.All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.
B.Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
C.The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

APPENDIX
The following definitions shall be in effect under the Plan:
A.    Affiliate shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.
B.Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (i) any income or employment tax withholdings or (ii) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Affiliate. However, Base Salary shall not include (i) any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Company or any Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Base Salary).
C.Board shall mean the Company’s Board of Directors.
D.Cash Earnings shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan and (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. Cash Earnings shall not include any contributions made on the Participant’s behalf by the Company or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings). The Plan Administrator may make modifications to the definition of Cash Earnings for one or more offerings as deemed appropriate.
E.Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:
(i)a merger, consolidation or other reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction,
(ii)a sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company,
(iii)the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or
(iv)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.
F.Code shall mean the Internal Revenue Code of 1986, as amended.
G.Common Share shall mean the Company’s common share.
H.Company shall mean Alpha and Omega Semiconductor Limited, a company incorporated and existing under the laws of the Islands of Bermuda, and any corporate successor to all or substantially all of the assets or voting shares of Alpha and Omega Semiconductor Limited that shall by appropriate action adopt the Plan.
I.Effective Date shall mean the date upon which the Plan is approved by the shareholders.
J.Eligible Employee shall mean any Employee who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a); provided, however, that the Plan Administrator may, prior to the start of an offering period, waive one or both of the twenty (20) hours and five (5) month service requirements.

K.Employee shall mean an individual who is in the employ of the Company (or any Affiliate), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
L.Entry Date shall mean the date an Eligible Employee first commences participating in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.
M.Fair Market Value per Common Share on any relevant date shall be the closing selling price per Common Share at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Share, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Share is then primarily traded. If there is no closing selling price for the Common Share on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
N.1933 Act shall mean the Securities Act of 1933, as amended.
O.Participant shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.
P.Participating Company shall mean the Company and such Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.
Q.Plan shall mean the Company’s 2018 Employee Share Purchase Plan, as set forth in this document.
R.Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.
S.Purchase Date shall mean the last business day of each Purchase Interval.
T.Purchase Interval shall mean each purchase interval within a particular offering period (as determined by the Plan Administrator) at the end of which there shall be purchased Common Shares on behalf of each Participant.
U.Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
V.Trading Day shall mean the day on which the primary Stock Exchange on which the Common Shares are traded is open for trading.